Exhibit 99.1

Contact:	Jill Swartz, 714.667.8252, ext. 251 jill.swartz@grubb-ellis.com
Grubb & Ellis Company Assumes Sponsorship
of NNN Apartment REIT
Public non-traded real estate investment trust renamed Grubb & Ellis Apartment REIT
Santa Ana, California (December 11, 2007) — Grubb & Ellis Apartment REIT, Inc., formerly NNN Apartment REIT, Inc., announced today that it is now sponsored by Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment management firm.
On Friday, December 7, 2007, Grubb & Ellis merged with NNN Realty Advisors, Inc., a nationwide commercial real estate asset management and services firm that previously sponsored NNN Apartment REIT. The board of directors of the REIT elected to change the name in order to better reflect the association with its new sponsor.
“Grubb & Ellis is one of the best-known brand names in commercial real estate and is now a leading sponsor of investment products thanks to its merger with NNN Realty Advisors,” explained Stanley J. Olander Jr., president, chief executive officer and chairman of Grubb & Ellis Apartment REIT. “We believe our association with Grubb & Ellis will allow us to better distribute and market Grubb & Ellis Apartment REIT to investors and financial representatives.”
Olander further remarked that the operation of the REIT will likely be improved as a result of the management, transaction and market research capabilities of Grubb & Ellis Company.
The management team, officers and board of directors of Grubb & Ellis Apartment REIT remain unchanged.
Grubb & Ellis Apartment REIT is a public non-traded real estate investment trust that offers a monthly distribution of 7.0 percent per annum, and seeks to acquire properties in geographically-diverse markets throughout the United States that are poised for strong population and economic growth. As of November 23, 2007, Grubb & Ellis Apartment REIT has sold approximately 7.7 million shares of its common stock for more than $76.5 million through its initial public offering, which began in the third quarter of 2006.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE), one of the largest and most respected commercial real estate services companies, is the sponsor of Grubb & Ellis Apartment REIT, Inc. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that offer individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges, public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2007, nearly $3 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 214 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company and the merger, please visit www.grubb-ellis.com.
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
FORWARD-LOOKING LANGUAGE
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this press release about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward looking statements. Such statements include, but are not limited to, statements about the benefits of the merger involving NNN Realty Advisors and Grubb & Ellis, as well as the benefits of the change in sponsorship and name change of Grubb & Ellis Apartment REIT. Any forward-looking statements are based upon the current beliefs and expectations of Grubb & Ellis Apartment REIT’s management and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements of transactions of Grubb & Ellis Apartment REIT, Inc., or the benefits of the merger, to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in Grubb & Ellis Company’s results of operations; uncertainties relating to the implementation of Grubb & Ellis Apartment REIT, Inc.’s real estate investment strategies; the inability to combine the businesses of NNN Realty Advisors and Grubb & Ellis successfully, or that such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the effects of general and local economic and real estate conditions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Any forward looking statements speak only as of the date on which they are made and the companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.